Exhibit 3.1

CONFORMED COPY
As amended by the
Certificate of Amendment
dated April 20, 2016

AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION OF BATS GLOBAL MARKETS, INC.

Bats Global Markets, Inc. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, as amended (“Delaware Law”), does hereby certify as follows:

1. The name of the Corporation is Bats Global Markets, Inc. The Corporation was originally incorporated under the name BATS Global Markets Holdings, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of the State of Delaware on August 22, 2013.

2. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the of the DGCL.

3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended and supplemented.

4. The Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

Name

FIRST:  The name of the corporation is Bats Global Markets, Inc.

Registered Office

SECOND:  The initial address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.  The initial name of its registered agent at such address is The Corporation Trust Company.

Purpose

THIRD:  The purpose or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

Capital Stock

FOURTH:

(a)                                 Authorized Shares.

(i)                                     The total number of shares of stock that the Corporation shall have authority to issue is 435 million shares, consisting of 362.5 million shares of voting common stock, par value $0.01 per share (the “Voting Common Stock”), 29 million shares of non-voting common stock, par value $0.01 per share (the “Non-Voting Common Stock” and, together with the Voting Common Stock, the “Common Stock”) and 43.5 million shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The rights, preferences, powers, privileges, and the restrictions, qualifications and limitations of the Voting Common Stock and Non-Voting Common Stock are identical, other than in respect of voting and conversion rights as set forth herein, and, except as otherwise provided herein, for all purposes under this Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Voting Common Stock and Non-Voting Common Stock shall together constitute a single class of shares of the capital stock of the Corporation.

(ii)                                  The board of directors of the Corporation (the “Board of Directors”) is hereby empowered, without any action or vote by the Corporation’s stockholders (except as may otherwise be provided by the terms or any class or series of Preferred Stock then outstanding) to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock by filing a certificate pursuant to Delaware Law (a “Certificate of Designation”) and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

(b)                                 Reclassification.  At the time that this Certificate of Incorporation becomes effective under Delaware Law (the “Effective Time”):

(i)                                     each share of Class A Non-Voting Common Stock, par value $0.01 per share, which was designated as Class A Non-Voting Common Stock in the Amended and Restated Certificate of Incorporation of the Corporation dated as of January 31, 2014 (the “2014 Certificate”), and was authorized, issued and outstanding or held as treasury stock immediately prior to the Effective Time shall, automatically and without further action by any stockholder, be converted into one share of Voting Common Stock pursuant to the terms of the 2014 Certificate; and

(ii)                                  each share of Class B Non-Voting Common Stock, par value $0.01 per share, which was designated as Class B Non-Voting Common Stock in the 2014 Certificate, and was authorized, issued and outstanding or held as treasury stock immediately prior to the Effective Time shall, automatically and without further action by any stockholder, be reclassified as one share of Non-Voting Common Stock.

(c)                                  Voting Rights.  Each holder of Voting Common Stock, as such, shall be entitled to one vote for each share of Voting Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and the shares of Non-Voting Common Stock shall be non-voting; provided, however, that:

(i)                                     except as otherwise required by Delaware Law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding class or series of Preferred Stock if the holders of such affected class or series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any class or series of Preferred Stock) or pursuant to Delaware Law; and

(ii)                                  so long as any shares of Non-Voting Common Stock are outstanding, the Corporation shall not, without the affirmative vote of holders of a majority of the outstanding shares of Non-Voting Common Stock at a meeting of the holders of Non-Voting Common Stock duly called for such purpose, amend, alter or repeal (by merger, consolidation, combination, reclassification or otherwise) this Certificate of Incorporation or the bylaws of the Corporation (the “Bylaws”) so as to adversely affect (disproportionately relative to the Voting Common Stock) the preferences, rights or powers of the Non-Voting Common Stock.

(d)                                 Conversion of Non-Voting Common Stock.

(i)             The shares of Non-Voting Common Stock shall only be convertible, on a one-for-one basis, into shares of Voting Common Stock following a Qualified Transfer (as defined below). The term “Qualified Transfer” shall mean a sale or other transfer of Non-Voting Common Stock by a holder of such shares: (A) in a widely distributed public offering registered pursuant to the Securities Act of 1933, as amended, (B) in a private sale or transfer in which the relevant transferee (together with its Affiliates and other transferees acting in concert with it) acquires no more than 2% of any class of voting shares (as defined in 12 C.F.R. § 225.2(q)(3) and determined by giving effect to any such permitted conversion of transferred shares of Non-Voting Common Stock upon such transfer pursuant to this Article Fourth) of the Corporation, (C) to a transferee that (together with its Affiliates and other transferees acting in concert with it) owns or controls more than 50% of any class of voting shares (as defined in 12 C.F.R. § 225.2(q)(3)) of the Corporation without regard to any transfer of shares from the transferring holder of shares of Non-Voting Common Stock or (D) to the Corporation. As used in this subparagraph (d)(i) of this Article Fourth, the term “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) has the meaning set forth in 12 C.F.R. § 225.2(e)(1).

(ii)          Following a Qualified Transfer, a holder of such transferred shares of Non-Voting Common Stock may surrender to the Corporation the certificate or certificates representing the Non-Voting Common Stock, and any evidence of the Qualified Transfer as the Corporation may reasonably request, together with written notice by the holder of such Non-Voting Common Stock, stating that such holder desires to convert the shares of Non-Voting Common Stock, or a stated number of such shares represented by such certificate or certificates, into an equal number of shares of Voting Common Stock. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for shares of Voting Common Stock are to be issued and include instructions for the delivery thereof. The Corporation shall promptly upon receipt of such notice, certificates and evidence of a Qualified Transfer as it may reasonably request, issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates evidencing the shares of Voting Common Stock issuable upon conversion, and the Corporation will deliver to the converting holder a certificate representing any Non-Voting Common Stock shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion that were not converted. Except as otherwise provided herein, such conversion, to the extent permitted by Delaware Law, shall be deemed to have been effected as of the close of business on the date on which such surrendered certificate or certificates shall have been received by the Corporation.

(e)                                  Stock Split.

(i) Effective upon the filing of this certificate of amendment with the Secretary of State, each share of Common Stock outstanding or held in treasury immediately prior to such time shall automatically and without any action on the part of the holders thereof be subdivided into 2.91 shares of Common Stock (the “Stock Split”). The par value of the Common Stock shall remain $0.01 per share. This conversion shall apply to all shares of Common Stock. No fractional shares of Common Stock shall be issued upon the Stock Split or otherwise. In lieu of any fractional shares of Common Stock to which the stockholder would otherwise be entitled upon the Stock Split, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock outstanding as of the date of the Stock Split as determined by the Board of Directors.

(ii) All certificates representing shares of Common Stock outstanding immediately prior to the filing of this certificate of amendment shall immediately after the filing of this certificate of amendment represent instead the number of shares of Common Stock as adjusted to give effect to the Stock Split as set forth in this Article FOURTH, paragraph (e).

Limitations on Transfer, Ownership and Voting

FIFTH:  In addition to any limitations on the transfer of shares of the Corporation’s capital stock set forth in the Bylaws, the following shall apply to the fullest extent permitted by law:

(a)                                 Definitions.  As used in this Article Fifth:

(i)                                     The term “Person” shall mean a natural person, partnership, corporation, limited liability company, entity, government, or political subdivision, agency or instrumentality of a government;

(ii)                                  The term “Related Persons” shall mean with respect to any Person: (A) any “affiliate” of such Person (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Act”)); (B) any other Person with which such first Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the capital stock of the Corporation; (C) in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Act) or director of such Person and, in the case of a Person that is a partnership or limited liability company, any general partner, managing member or manager of such Person, as applicable; (D) in the case of any Person that is a registered broker or dealer that has been admitted to membership in any national securities exchange registered under Section 6 of the Act with the Securities and Exchange Commission (the “Commission”) that is a direct or indirect subsidiary of the Corporation (hereinafter, any such national securities exchange shall be referred to generally as an “Exchange” and any such Person, an “Exchange Member”), any Person that is associated with the Exchange Member (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Act); (E) in the case of a Person that is a natural person and Exchange Member, any broker or dealer that is also an Exchange Member with which such Person is associated; (F) in the case of a Person that is a natural person, any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person or who is a director or officer of the Corporation or any of its parents or subsidiaries; (G) in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Act) or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable; and (H) in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable; and

(iii)                               The term “beneficially own”, “own beneficially” or any derivative thereof shall have the meaning set forth in Rule 13d-3 under the Act.

(b)                                 Limitations.

(i)                                     For so long as the Corporation shall control, directly or indirectly, an Exchange except as provided in clause (ii) below:

(A)                               no Person, either alone or together with its Related Persons, may own, directly or indirectly, of record or beneficially, shares constituting more than forty percent (40%) of any class of capital stock of the Corporation;

(B)                               no Exchange Member, either alone or together with its Related Persons, may own, directly or indirectly, of record or beneficially, shares constituting more than twenty percent (20%) of any class of capital stock of the Corporation; and

(C)                               no Person, either alone or together with its Related Persons, at any time may, directly, indirectly or pursuant to any voting trust, agreement, plan or other arrangement, vote or cause the voting of shares of the capital stock of the Corporation or give any consent or proxy with respect to shares representing more than twenty percent (20%) of the voting power of the then issued and outstanding capital stock of the Corporation, nor may any Person, either alone or together with its Related Persons, enter into any agreement, plan or other arrangement with any other Person, either alone or together with its Related Persons, under circumstances that would result in the shares of capital stock of the Corporation that are subject to such agreement, plan or other arrangement not being voted on any matter or matters or any proxy relating thereto being withheld, where the effect of such agreement, plan or other arrangement would be to enable any Person, either alone or together with its Related Persons, to vote, possess the right to vote or cause the voting of shares of the capital stock of the Corporation that would represent more than twenty percent (20%) of said voting power.

(ii)                                  Subject to clauses (iii) and (iv) below:

(A)                               The limitations in clauses (i)(A) and (i)(C) above shall not apply in the case of any class of stock that does not have the right by its terms to vote in the election of members of the Board of Directors or on other matters that may require the approval of the holders of voting shares of the Corporation (other than matters affecting the rights, preferences or privileges of said class of stock).

(B)                               The limitations in clauses (i)(A) and (i)(C) above (except with respect to Exchange Members and their Related Persons) may be waived by the Board of Directors pursuant to a resolution duly adopted by the Board of Directors, if, in connection with taking such action, the Board of Directors adopts a resolution stating that it is the determination of such Board that such action will not impair the ability of an Exchange to carry out its functions and responsibilities as an “exchange” under the Act and the rules and regulations promulgated thereunder, that it is otherwise in the best interests of the Corporation, its stockholders and the Exchange, and that it will not impair the ability of the Commission to enforce the Act and the rules and regulations promulgated thereunder, and such resolution shall not be effective until it is filed with and approved by the Commission. In making the determinations referred to in the immediately preceding sentence, the Board of Directors may impose on the Person in question and its Related Persons such conditions and restrictions that it may in its sole discretion deem necessary, appropriate or desirable in furtherance of the objectives of the Act and the rules and regulations promulgated thereunder, and the governance of the applicable Exchange.

(iii)                               Notwithstanding clauses (ii)(A) and (ii)(B) above, in any case where a Person, either alone or together with its Related Persons, would own or vote more than any of the above percentage limitations upon consummation of any proposed sale, assignment or transfer of the Corporation’s capital stock, such sale, assignment or transfer shall not become effective until the Board of Directors of the Corporation shall have determined, by resolution, that such Person and its Related Persons are not subject to any applicable “statutory disqualification” (within the meaning of Section 3(a)(39) of the Act).

(iv)                              Notwithstanding clauses (ii)(A) and (ii)(B) above, and without giving effect to same, any Exchange Member that, either alone or together with its Related Persons, proposes to own, directly or indirectly, of record or beneficially, shares of the capital stock of the Corporation constituting more than twenty percent (20%) of the outstanding shares of any class of capital stock of the Corporation and any Person that, either alone or together with its Related Persons, proposes to own, directly or indirectly, of record or beneficially, shares of the capital stock of the Corporation constituting more than forty percent (40%) of the outstanding shares of any class of capital stock of the Corporation, or to exercise voting rights, or grant any proxies or consents with respect to shares of the capital stock of the Corporation constituting more than twenty percent (20%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation, shall have delivered to the Board of Directors of the Corporation a notice in writing, not less than forty-five (45) days (or any shorter period to which said Board of Directors shall expressly consent), before the proposed ownership of such shares, or the proposed exercise of said voting rights or the granting of said proxies or consents, of its intention to do so.

(c)                                  Required Notices.

(i)                                     Any Person that, either alone or together with its Related Persons, owns, directly or indirectly (whether by acquisition or by a change in the number of shares outstanding), of record or beneficially, five percent (5%) or more of the then outstanding shares of capital stock of the Corporation (excluding shares of any class of stock that does not have the right by its terms to vote generally in the election of members of the Board of Directors) shall, immediately upon acquiring knowledge of its ownership of five percent (5%) or more of the then outstanding shares of such stock, give the Board of Directors written notice of such ownership, which notice shall state: (A) such Person’s full legal name; (B) such Person’s title or status and the date on which such title or status was acquired; (C) such Person’s (and its Related Person’s) approximate ownership interest of the Corporation; and (D) whether such Person has the power, directly or indirectly, to direct the management or policies of the Corporation, whether through ownership of securities, by contract or otherwise.

(ii)                                  Each Person required to provide written notice pursuant to subparagraph (c)(i) of this Article Fifth shall update such notice promptly after any change in the contents of that notice; provided that no such updated notice shall be required to be provided to the Board of Directors: (A) in the event of an increase or decrease in the ownership percentage so reported of less than one percent (1%) of the then outstanding shares of any class of capital stock (such increase or decrease to be measured cumulatively from the amount shown on the last such notice), unless any increase or decrease of less than one percent (1%) results in such Person owning more than twenty percent (20%) or more than forty percent (40%) of the shares of any class of capital stock then outstanding (at a time when such Person previously owned less than such percentages) or such Person owning less than twenty percent (20%) or less than forty percent (40%) of the shares of any class of capital stock then outstanding (at a time when such Person previously owned more than such percentages); or (B) in the event the Corporation issues additional shares of capital stock (or securities convertible into capital stock) or takes any other action that dilutes the ownership of such Person, or acquires or redeems shares of outstanding capital stock or takes any other action that increases the ownership of such Person, in each case without any change in the number of shares held by such Person.

(iii)                               The Board of Directors shall have the right to require any Person reasonably believed to be subject to and in violation of this Article Fifth to provide the Corporation complete information as to all shares of stock of the Corporation owned, directly or indirectly, of record or beneficially, by such Person and its Related Persons and as to any other factual matter relating to the applicability or effect of this Article Fifth as may reasonably be requested of such Person.

(d)                                 Effect of Purported Transfers and Voting in Violation of this Article.  If any stockholder purports to sell, transfer, assign or pledge to any Person, other than the Corporation, any shares of the Corporation that would violate the provisions of this Article Fifth, then the Corporation shall record on the books of the Corporation the transfer of only that number of shares that would not violate the provisions of this Article Fifth and shall treat the remaining shares as owned by the purported transferor, for all purposes, including without limitation, voting, payment of dividends and distributions with respect to such shares, whether upon liquidation or otherwise. If any stockholder purports to vote, or to grant any proxy or enter into any agreement, plan or other arrangement relating to the voting of shares that would violate the provisions of this Article Fifth, then the Corporation shall not honor such vote, proxy, agreement, plan or other arrangement to the extent that such provisions would be violated, and any shares subject to that arrangement shall not be entitled to be voted to the extent of such violation.

(e)                                  Right to Redeem Shares Purportedly Transferred in Violation of this Article Fifth.  If any stockholder purports to sell, transfer, assign, pledge, or own any shares of the Corporation in violation of the provisions of this Article Fifth, then the Corporation shall have the right to, and shall promptly after confirming such violation and to the extent funds are legally available, redeem the shares sold, transferred, assigned, pledged, or owned in violation of the provisions of this Article Fifth for a price per share equal to the fair market value of those shares (such fair market being determined as the volume-weighted average price per share of the Common Stock during the five (5) business days immediately preceding the date of such redemption). Written notice shall be given by the Secretary of the Corporation to the holder or holders of record with respect to the redeemable shares at the address of the holder or holders of record appearing on the books of the Corporation, which notice shall specify a date for redemption of the shares that shall be not less than ten (10) days nor more than thirty (30) days from the date of such notice. Any shares that have been so called for redemption shall not be deemed outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the date on which written notice of redemption has been given to the holder or holders of those shares if a sum sufficient to redeem such shares shall have been irrevocably deposited or set aside to pay the redemption price to the holder or holders of the shares upon surrender of certificates for those shares. Written notice shall be given by the Secretary of the Corporation to all holders of record appearing on the books of the Corporation of any redemption by the Corporation (including, without limitation, a redemption pursuant to this clause (e)) (in each case, a “Redemption”) not more than ten (10) days after consummation of the Redemption, which notice shall specify the number of shares outstanding after the Redemption of each class of the Corporation’s capital stock.

Board of Directors

SIXTH:

(a)                                 Power and Authority.  The business and affairs of the Corporation shall be managed by or under the Board of Directors.  In addition to the powers and authority expressly conferred by Delaware Law, this Certificate of Incorporation or the Bylaws, the Board of Directors is hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation.

(b)                                 Number of Directors.  The number of directors may be increased or decreased from time to time by a resolution adopted by the Board of Directors.

(c)                                  Election of Directors.  (i) The directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board of Directors.  Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected; provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 2017 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the 2018 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2019 annual meeting.  Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until the earlier of such director’s death, resignation or removal.  In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class.  In no event will a decrease in the number of directors shorten the term of any incumbent director.

(ii)                                  The names and mailing addresses of the persons who are to serve initially as directors of each Class are:

	Name	Mailing Address

Class I	Jamil Nazarali, Frank Reardon and Michael Richter	8050 Marshall Drive Lenexa, KS 66214

Class II	Chris Concannon, Alan Freudenstein and Robert Jones	8050 Marshall Drive Lenexa, KS 66214

	Name	Mailing Address

Class III	John McCarthy, Chris Mitchell and Joe Ratterman	8050 Marshall Drive Lenexa, KS 66214

(d)                                 No Cumulative Voting; No Written Ballot.  There shall be no cumulative voting in the election of directors.  Election of directors need not be by written ballot unless the Bylaws so provide.

(e)                                  Removal of Directors.  The Board of Directors or any individual director may be removed from office in accordance with the Bylaws.

(f)                                   Directors Elected by Preferred Stockholders.  Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors, and such directors so elected shall not be subject to the provisions of this Article Sixth unless otherwise provided therein.

Duration

SEVENTH:  The duration of the Corporation shall be perpetual.

Bylaws

EIGHTH:  The Board of Directors shall have the power to adopt, amend or repeal the Bylaws. The Bylaws may also be amended or repealed, or new Bylaws of the Corporation may be adopted, by action taken by the stockholders of the Corporation. All amendments to the Bylaws must be made in accordance with procedures set out in the Bylaws.

Indemnification and Limitation of Director Liability

NINTH:

(a)                                 Indemnification.  The Corporation shall provide indemnification for members of its Board of Directors, members of committees of the Board of Directors and of other committees of the Corporation, and its executive officers, and may provide indemnification for its other officers and its agents and employees, and those serving another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation, in each case to the maximum extent permitted by Delaware Law; provided, however, that the Corporation may limit the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any person in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors or (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under Delaware Law.

(b)           Limitation of Liability.  To the fullest extent not prohibited by Delaware Law, as it exists on the date this Certificate of Incorporation is adopted or as such law may later be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to or repeal of this Article shall adversely affect any right or protection of a director of the Corporation that exists at the time of such amendment or repeal with respect to any actions taken, or inactions, prior thereto.

Meetings of Stockholders

TENTH:

(a)           Annual Meetings.  An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board of Directors shall determine.

(b)           Special Meetings.  Special meetings of the stockholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Article Fourth(a)(ii) hereto, special meetings of holders of such Preferred Stock.

(c)           No Action by Written Consent.  Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, as may be set forth in the resolution or resolutions adopted by the Board of Directors pursuant to Article Fourth(c)(i) hereto for such class or series of Non-Voting Common Stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law, as amended from time to time, and this Article Tenth and may not be taken by written consent of stockholders without a meeting.

Forum Selection

ELEVENTH:  The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of Delaware Law or (d) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Eleventh.

Compromise or Other Arrangement

TWELFTH:  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of Delaware Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of Delaware Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

Section 203

THIRTEENTH:  The Corporation shall be governed by Section 203 of Delaware Law.

Amendment of Certificate of Incorporation

FOURTEENTH:

(a)           The Corporation reserves the right to amend this Certificate of Incorporation, and to change or repeal any provision of this Certificate of Incorporation, in the manner prescribed at the time by statute (provided, however, that any such amendment, change or repeal must be first approved by the Board of Directors), and all rights conferred upon stockholders in this Certificate of Incorporation are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles Fourth(c) and (d), Fifth through Thirteenth or this Article Fourteenth may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in any of Articles Fourth(c) and (d), Fifth, Sixth through Thirteenth or this Article Fourteenth, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

(b)           For so long as the Corporation shall control, directly or indirectly, an Exchange, before any amendment to or repeal of any provision of this Certificate of Incorporation shall be effective, those changes shall be submitted to the board of directors of such Exchange and if the same must be filed with or filed with and approved by the Commission before the changes may be effective, under Section 19 of the Act and the rules and regulations promulgated thereunder by the Commission or otherwise, then the proposed changes to this Certificate of Incorporation shall not be effective until filed with or filed with and approved by the Commission, as the case may be.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this 20th day of April, 2016.

/s/ Eric Swanson
Eric Swanson
Executive Vice President, General Counsel and Secretary